Form 10-Q

Exhibit 10.4
THE TIMBERLAND COMPANY
2007 INCENTIVE PLAN
NON-QUALIFIED
STOCK OPTION AGREEMENT
     The Timberland Company, a Delaware corporation (the “Company”), hereby grants effective as of <<Date of Grant>> to                                          (“Optionee”) the option (the “Option”) to purchase up to an aggregate of                                          shares of Class A Common Stock of the Company (the “Class A Common Stock”), at a price of $                                         per share (“Option Price”) (which Option Price was not less than the per share fair market value of Class A Common Stock on the date of grant of the Option) and otherwise upon the terms and conditions set forth below and attached hereto. Such additional terms and conditions are incorporated herein and made part hereof.
     Exercisability and Terms of Option. The Option shall be exercisable as to the following number of shares prior to <<10th Anniversary of Date of Grant>> (the “Final Exercise Date”):

shares on or after
shares on or after
shares on or after
     This Option is not intended to constitute an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

THE TIMBERLAND COMPANY

By:

ACKNOWLEDGED AND RECEIVED

Date:	Optionee’s Signature
TERMS AND CONDITIONS OF AGREEMENT ARE ATTACHED HERETO

Form 10-Q

NON-QUALIFIED STOCK OPTION AGREEMENT
ADDITIONAL TERMS AND CONDITIONS
     1. Manner of Exercise; Payment. Subject to the provisions of Section 1 of the Stock Option Agreement (the “Agreement”) to which these Additional Terms and Conditions are attached and are made a part thereof, the Option may be exercised by the Optionee, his heirs or assigns at any time, in whole or in part; provided, however, that no such partial exercise shall be in increments of less than 100 shares, unless the aggregate number of shares as to which this option is exercisable prior to the Final Exercise Date is less than 100 shares (in which event such lesser amount may be exercised), by notice in writing delivered to the Company at its principal office. Such notice shall be accompanied by payment in full of the Option Price for the number of shares as to which the Option is being exercised, plus any federal, state, local or other tax or assessment (including any interest or penalties) the Company is required to withhold. Such payment shall be made in cash, by wire transfer, by certified check, bank draft or money order payable to the order of the Company. Except as otherwise provided by the Company, such payment may be made by the Optionee: (i) by delivery of shares of Class A Common Stock acceptable to the Company and having an aggregate fair market value (valued as of the date of exercise) that is equal to the amount of such payment; or (ii) by authorizing a third-party to sell shares of Class A Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay such payment.
     2. Adjustment of Option and Option Price. In the event of a stock dividend, split-up, combination of shares or other similar capital change affecting the shares of Class A Common Stock, the Option Price and the number of shares of Class A Common Stock subject to the Option shall be appropriately adjusted.
     3. Foreign Exchange/ Ownership Requirements and Risk. Exercise of the Option by the Optionee will result in the Optionee owning Stock, and may also require the exchange of funds in US Dollars, or the use of a US based brokerage account. The Optionee will be personally responsible for any compliance requirements under national law regulating such foreign investment and capital flows. These laws may change from time to time and the Company cannot and will not guarantee that the Optionee will be able to exercise the Option or use the exercise methods outlined in the 2007 Incentive Plan at any given time or location. Moreover, the Optionee will personally bear any risk relating to foreign exchange fluctuations between the Optionee’s local currency and the U.S. dollar in connection with all transactions under the Agreement.
     4. Non-transferability of Options. No Option may be transferred other than by will or by the laws of descent and distribution, and during an Optionee’s lifetime an Option may be exercised only by the Optionee. In the event of the death of an Optionee, each Option held immediately prior to death shall become immediately exercisable by the Optionee’s executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Optionee’s death (subject, however, to limitations regarding the maximum exercise period for such Option).
     5. Other Termination of Employment. If an Optionee’s employment with the Company or its subsidiaries terminates for any reason other than death, all Options held by the Optionee that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable (i) for a period of three months (subject, however, to limitations regarding the maximum exercise period for such Option) unless the Optionee was discharged for cause which in the opinion of the Management Development and Compensation Committee casts such discredit on him or her as to justify termination of his or her Options or (ii) until the maximum exercise period for such Option if the Optionee voluntarily terminated his or her employment and has completed a total of ten (10) years of service as an

Form 10-Q

employee as of the date of his or her service termination. After (i) completion of that three-month period or (ii) maximum exercise period, whichever is applicable, such Options shall terminate to the extent not previously exercised, expired or terminated. Employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the 2007 Incentive Plan by the Management Development and Compensation Committee, so long as the Optionee’s right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which section 424(a) of the Code applies.
     6. Provisions of the Plan. The Option is subject to the provisions of the 2007 Incentive Plan, as may be amended from time to time, a copy of which the Company has made available to the Optionee free of charge. By executing the Agreement or claiming any rights hereunder, the Optionee represents that he is familiar with the terms and provisions of the Agreement and the 2007 Incentive Plan, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company, through its Board of Directors or a committee of that Board, resolving any questions arising under the Agreement or the 2007 Incentive Plan.
     7. Discretionary Awards. Pursuant to the terms and conditions set out in the 2007 Incentive Plan, this Option granted in this Agreement is wholly discretionary and does not give any right or claim to receive an Option in the future. This Option, and future Options, if any, do not form part of a contract of employment or any other working arrangement with the Company or its affiliates and are not a guarantee of continued employment. Nor does the Option, or future Options, become a term or condition of employment, unless prescribed by law.
Future Options, if any, will continue to be granted at the sole discretion of the Company, which includes but is not limited to the discretion to cease granting Options, change the type of Option granted and/or change the terms and conditions of any future Options.
     8. Plan Administration. In order to manage and administer the 2007 Incentive Plan, the Company will need to process Optionee’s personal data (electronically or otherwise), including but not limited to communicating such data to the Company’s group of companies and any third party administrator. By signing the Agreement the Optionee acknowledges receipt of this notification and acknowledges that he/she understands that he/she may object to portions of the processing of his/her personal data. However, such objection may affect participation in the 2007 Incentive Plan or result in exclusion from participation in the Plan.
     9. Miscellaneous. The Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, in the event of the death of the Optionee, his executor or administrator and the person or persons to whom the Option is transferred by will or the laws of descent and distribution. Except to the extent provided above, the Agreement may not be assigned by the Optionee without the consent of the Company. Capitalized terms not defined herein shall be defined as set forth in the Agreement. The Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.